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                                                                    EXHIBIT 23.4

July 2, 1997

Board of Directors
Western Interstate Bancorp
5000 Birch, Suite 2500
Newport Beach, CA 92660

Re:  Consent of Seapower Carpenter Capital, Inc.
     d/b/a Carpenter & Company

Gentlemen:

     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Amendment No. 1 to Registration Statement on Form S-4 of Firstplus Financial Group, Inc. of our opinion attached as Appendix B thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion, the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "The Merger--Opinion of WIB's Financial Advisor" therein. In giving such consent, we do not admit that (i) we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder or (ii) that we are experts with respect to any part of the Proxy Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated herein.



Seapower Carpenter Capital, Inc.
d/b/a/ Carpenter & Company


By:    /s/ John Fleming
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Name:   John Fleming
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Title:   E.V.P.
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Dated:       7-2-97
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